UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2019

State Bank Financial Corporation

(Exact name of registrant as specified in its charter)

Georgia	001-35139	27-1744232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900 Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 1, 2019, Cadence Bancorporation, a Delaware corporation (“Cadence”), completed its previously announced merger (the “Merger”) with State Bank Financial Corporation, a Georgia corporation (“State Bank”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 11, 2018, by and between Cadence and State Bank. At the effective time of the Merger (the “Effective Time”), State Bank merged with and into Cadence, with Cadence surviving the Merger. Immediately following the Merger, State Bank’s wholly owned bank subsidiary, State Bank and Trust Company, merged with and into Cadence’s wholly owned bank subsidiary, Cadence Bank, N.A. (“Cadence Bank”) (the “Bank Merger”), with Cadence Bank surviving the Bank Merger.

Pursuant to the terms of the Merger Agreement, at the Effective Time, State Bank shareholders received 1.271 shares (the “Exchange Ratio”) of Class A common stock, par value $0.01 per share, of Cadence (“Cadence Common Stock”) for each share of common stock, par value $0.01 per share, of State Bank (“State Bank Common Stock”). Each outstanding share of Cadence Common Stock remained outstanding and was unaffected by the Merger. Also, at the Effective Time, (i) each then-outstanding State Bank restricted stock award vested and was cancelled and converted automatically into the right to receive 1.271 shares of Cadence Common Stock in respect of each share of State Bank Common Stock underlying such award; and (ii) each State Bank warrant was converted automatically into a warrant to purchase shares of Cadence Common Stock, with the number of underlying shares and per share exercise price adjusted to reflect the Exchange Ratio.

On December 24, 2018, Cadence and State Bank jointly announced that Cadence had exercised its right to increase the Exchange Ratio from 1.160 to 1.271, in accordance with Section 8.1(h) of the Merger Agreement.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to State Bank’s Current Report on Form 8-K filed on May 14, 2018, and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 31, 2018, State Bank notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger would be effective at 12:01 a.m., Central Time, on January 1, 2019. After the closing of trading on December 31, 2018, NASDAQ filed with the SEC an application on Form 25 to remove State Bank’s common stock from listing on NASDAQ and withdraw the registration of State Bank’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01 Changes in Control of Registrant

At the Effective Time of the Merger, State Bank merged with and into Cadence and, accordingly, a change in control of State Bank occurred. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time of the Merger, all of the directors and executive officers of State Bank ceased serving as directors and executive officers of State Bank.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

At the Effective Time of the Merger, the separate corporate existence of State Bank ceased. The certificate of incorporation and bylaws of Cadence, as in effect immediately before the completion of the Merger, became the certificate of incorporation and bylaws of the surviving corporation without change. Consequently, the articles of incorporation and bylaws of State Bank ceased to be in effect upon completion of the Merger.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger between State Bank Financial Corporation and Cadence Bancorporation dated May 11, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of State Bank Financial Corporation filed with the Securities and Exchange Commission on May 14, 2018).*

3.1	Second Amended and Restated Certificate of Incorporation of Cadence Bancorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Cadence Bancorporation (Registration No. 333-216809), filed with the Securities and Exchange Commission on March 17, 2017).

3.2

Amended and Restated Bylaws of Cadence Bancorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Cadence Bancorporation (Registration No. 333-216809), filed with the Securities and Exchange Commission on March 17, 2017).

*

Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedules or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE BANCORPORATION (as successor-by-merger to State Bank Financial Corporation)

By:	/s/ Jerry W. Powell
Name: Jerry W. Powell
Title: Executive Vice President and General Counsel

Dated: January 2, 2019